Cades Schutte LLP
               A Limited Liability Law Partnership
                 1000 Bishop Street, Suite 1500
                     Honolulu, Hawaii 96813



                       October 15, 2004


Maui Land & Pineapple Company, Inc.
120 Kane Street
P.O. Box 187
Kahului, Hawaii 96733-6687

     Re:  Maui Land & Pineapple Company, Inc.
          Registration Statement on Form S-8

Ladies and Gentlemen:

     In connection with the registration by Maui Land & Pineapple Company, Inc., a Hawaii corporation (the "Company"), of 200,000 shares of the Company's Common Stock, no par value (the
"Shares"),  to  be issued pursuant to the Maui Land  &  Pineapple
Company, Inc. Stock Option Agreement for David Cole, dated October 6, 2003 (the "Agreement"), under the Securities Act of 1933, as amended, on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement"), you have requested our opinion set forth below.

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. For the purposes of this opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

     We are opining herein as to the effect on the subject transaction of only the Business Corporation Act of the State of Hawaii, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws.

     Subject to the foregoing, it is our opinion that as of the date hereof the Shares to be issued have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                                /s/ Cades Schutte LLP